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                                 EXHIBIT NO. 11

                   STUART ENTERTAINMENT, INC. AND SUBSIDIARIES
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
                (Amounts In Thousands, Except Per Share Amounts)
                                   (UNAUDITED)

                                                         Three Months Ended             Six Months Ended
                                                              June 30,                       June 30,
                                                       ----------------------        ----------------------
                                                        1999            1998          1999           1998
Shares of common stock outstanding at
  beginning of period (1)                                6,946          6,934          6,943          6,920
Weighted-average shares issued during the period             -              1              3             12
                                                       -------        -------        -------        -------
Actual weighted average share outstanding
  for the period                                         6,946          6,935          6,946          6,932
Dilutive stock options and warrants using
  average market price                                       -              -              -              -
                                                       -------        -------        -------        -------
Dilutive shares outstanding                              6,946          6,935          6,946          6,932
                                                       =======        =======        =======        =======
Net loss                                               $(5,496)       $(2,724)       $(8,612)       $(4,328)
                                                       =======        =======        =======        =======
Loss per share - basic and dilutive                    $ (0.79)       $ (0.39)       $ (1.24)       $ (0.62)
                                                       =======        =======        =======        =======


(1) This represents total outstanding shares of common stock less treasury shares.

See Notes to Consolidated Financial Statements.


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